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                                 EXHIBIT 10.4C

                      THIRD AMENDMENT TO CREDIT AGREEMENT

    THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of December 1, 1995, by and between SOUTHWEST WATER COMPANY, a Delaware corprotion ("Borrower"), and WELLS FARGO BANK,
                        NATIONAL ASSOCIATION ("Bank").

                                    RECITALS
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     WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of December 2, 1992, as amended December 1, 1993 and December 1, 1994 ("Credit Agreement").

     WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

     1. Section 1.1.(a) is hereby amended (a) by deleting "December 1, 1995" as the last day on which Bank will make advances under the Line of Credit, and by substituting for said date "December 1, 1996," and (b) by deleting "Five Million Dollars ($5,000,000.00)" as the maximum principal amount available under the Line of Credit, and by substituting for said amount "Six Million Dollars ($6,000,000.00)," with such changes to be effective upon the execution and delivery to Bank of a promissory note substantially in the form of Exhibit A attached hereto (which promissory note shall replace and be deemed the Line of Credit Note defined in and made pursuant to the Credit Agreement) and all other contracts, instruments and documents required by Bank to evidence such change.

     2. Section 1.1.(b) second paragraph is hereby deleted in its entirety, without substitution.

     3. Section 1.2.(c) is hereby deleted in its entirety, and the following substituted therefor:

          "(c)  Commitment Fee.  Borrower shall pay to Bank a non-refundable fee
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          for the Line of Credit equal to one percent (1%) per annum of the daily unused balance of the Line of

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          Credit, calculated on a calendar quarter basis, which fee shall be due and debited to Borrower's account not later than ten days after billing is sent by Bank."

     4. Section 2.5. is hereby deleted in its entirety, and the following substituted therefor:

          "SECTION 2.5. CORRECTNESS OF FINANCIAL STATEMENT. The financial statement of Borrower dated September 30, 1995, a true copy of which has been delivered by Borrower to Bank prior to the date hereof, (a) is complete and correct and presents fairly the financial condition of Borrower, (b) discloses all liabilities of Borrower that are required to be reflected or reserved against under generally accepted accounting principles, whether liquidated or unliquidated, fixed or contingent, and (c) has been prepared in accordance with generally accepted accounting principles consistently applied. Since the date of such financial statement there has been no material adverse change in the financial condition of Borrower, nor has Borrower mortgaged, pledged, granted a security interest in or otherwise encumbered any of its assets or properties except in favor of Bank or as otherwise permitted by Bank in writing."

     5. Section 4.9.(a) and (b) are hereby deleted in their entirety, and the following substituted therefor:

          "(a) Tangible Net Worth (defined as the aggregate of total stockholders' equity less the aggregate of any treasury stock, any intangible assets and any obligations due from stockholders, employees and/or affiliates) not at any time less than $25,500,000.00.

          (b) Ratio of Total Debt (defined as "Consolidated Liabilities": At any
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          date of determination, the total liabilities of the Borrower and its
          Subsidiaries on a consolidated basis determined in accordance with GAAP (including, without limitation, (1) any balance sheet liability with respect to a Pension Plan recognized pursuant to Financial Accounting Standards Board Statements 87 or 88 and (2) any withdrawal liability under Section 4201 of ERISA with respect to a withdrawal from a Multiemployer Plan, as such liability may be set forth in a notice of withdrawal liability under Section 4219 (and as adjusted from time to time subsequent to the date of such notice), excluding,
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          however, deferred taxes and contributions in aid of construction and
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          Unamortized Investment Tax Credit) to Tangible Net Worth (as defined above) not at any time less than 2.25 to 1.0."

     6. Section 5.8. is hereby deleted in its entirety, and the following substituted therefor:

          "SECTION 5.8. OTHER INDEBTEDNESS FOR BORROWINGS. Create, incur, assume or permit to exist, or permit any Subsidiary to create, incur, assume or permit to

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          exist, any indebtedness or liabilities resulting from borrowings, loans or advances, whether matured or unmatured, liquidated or unliquidated, joint or several, secured or unsecured, except for (a) the liabilities of Borrower to Bank hereunder, (b) liabilities of Borrower existing as of, and disclosed to Bank prior to the date of this Agreement, (c) additional indebtedness for unsecured borrowings which do not exceed $15,000,000.00 in the aggregate at any time for Suburban Water Systems and New Mexico Utilities, Inc. (d) secured indebtedness for purchase money financing of equipment which is permitted under Section 5.5. and (e) Lines of Credit not to exceed an aggregate of $16,000,000.00."

     7. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

     8. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.


                                            WELLS FARGO BANK,
SOUTHWEST WATER COMPANY                     NATIONAL ASSOCIATION


By /s/ Anton C. Garnier                     By /s/ Catherine M. Wallace
Title: President                                   Vice President


By /s/ Peter J. Moerbeek
Title: Vice President Finance
       Chief Financial Officer

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